UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Information Statement
[X] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                        MARKETING ACQUISITION CORPORATION
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
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    4)   Date Filed:
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
                        MARKETING ACQUISITION CORPORATION
                               12890 HILLTOP ROAD
                                ARGYLE, TX 76226
                            TELEPHONE: (972) 233-0300

                              INFORMATION STATEMENT

Dear Stockholder:

     This Information Statement (the "Information Statement") is furnished by the Board of Directors of Marketing Acquisition Corporation, a Nevada
corporation (the "Company", or "us"), to the stockholders of record of the Company at the close of business on April 23, 2007 (the "Record Date") to provide information with respect to certain corporate actions taken by written consent of Halter Financial Investments, L.P., the holder of a majority of the outstanding shares of the Company's common stock on the Record Date (the "Majority Stockholder").

     The written consent, executed by the Majority Stockholder on the Record Date, approved an amendment to our Articles of Incorporation to effect a 1-for-48 reverse split in our issued and outstanding shares common stock so that stockholders of record on the effective date for such split on or about May 17, 2007 shall receive one (1) share of our common stock for each forty-eight (48) shares now held by them. The reverse stock split shall have the effect of reducing the number of our issued and outstanding shares from 84,033,600 to approximately 1,750,700. No stockholder shall receive less than one round lot, or 100 shares of our common stock, as a result of such reverse stock split and any fractional shares issuable to any stockholder as a result of such reverse stock split shall be rounded up to the nearest whole share. The reverse stock split will be effected by filing an amendment to our articles of incorporation in substantially the same form as that attached hereto as Exhibit A.

     The Majority Stockholder, holding approximately 71.4% of the outstanding shares of the Company's common stock, has approved, by written consent, the above-described actions. Therefore, all required corporate approvals for these actions have been obtained. This Information Statement is furnished solely for the purpose of informing stockholders of these corporate actions in the manner required by Rule 14c-2 under the Securities Exchange Act of 1934.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER'S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                                  By Order of the Board of Directors,


                                  /s/ Timothy P. Halter
                                  --------------------------------------
                                  Timothy P. Halter
                                  President, Chief Executive Officer and
                                  Chief Accounting Officer

Argyle, Texas
April 24, 2007

                        MARKETING ACQUISITION CORPORATION
                               12890 HILLTOP ROAD
                               ARGYLE, TEXAS 76226
                               PH: (972) 233-0300
                                 APRIL 24, 2007

                        PURPOSE OF INFORMATION STATEMENT

     This Information Statement (the "Information Statement") is being mailed on or about April 24, 2007 to the stockholders of record of Marketing Acquisition Corporation, a Nevada corporation (the "Company", or "us"), at the close of business on April 23, 2007 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

     This Information Statement is being furnished by our Board of Directors to provide stockholders with information concerning a 1-for-48 reverse split of our issued and outstanding shares of common stock approved by Halter Financial Investments L.P., the holder of a majority of our voting stock (the "Majority Stockholder"), on the Record Date.

RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on the Record Date were entitled to notice of the information disclosed in this Information Statement. As of the Record Date, the Company had one class of common stock, par value $0.001 per share, outstanding. On the Record Date, 84,033,600 shares of our common stock were issued and outstanding.

NO STOCKHOLDER VOTES SOLICITED

     Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the outstanding shares of our voting stock as at the Record Date have voted in favor of the reverse stock split by written consent dated April 23, 2007, no other stockholder consents will be solicited in connection with this Information Statement.

     Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the reverse stock split will not become effective until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. We anticipate that the actions contemplated herein will be effected on or about the close of business on May 17, 2007.

DISSENTERS' RIGHTS

     The Nevada Revised Statutes ("NRS") do not provide for dissenters' rights in connection with the actions described in this Information Statement, and we will not provide stockholders with any such right independently.

EXPENSES

     The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

INTEREST OF PERSONS ON MATTERS TO BE ACTED ON

     None of the officers or directors or their associates have a direct or indirect substantial interest, by their security holdings or otherwise, in the authorization and approval of the Amendment.

STOCKHOLDERS SHARING AN ADDRESS

     We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

   IMPLEMENTATION OF REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES
                     OF COMMON STOCK AT A RATIO OF 1-FOR-48

GENERAL

     On April 23, 2007, the Record Date, our Board of Directors unanimously approved and recommended that the stockholders approve, and on the Record Date the Majority Stockholder approved, an amendment to our Articles of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock. The Board of Directors determined that by reducing the number of shares of our common stock from 84,033,600 to approximately 1,750,700 shares, the Company will be better positioned to effect our business strategy of entering into a business combination with a private entity that has current business operations.

     The reverse stock split, when implemented, will not change the par value of our common stock nor change the number of authorized shares of our common stock. Except for any changes as a result of the treatment of fractional shares, following the reverse split, each stockholder who owns 48 or more shares will hold the same percentage of common stock outstanding immediately following the reverse stock split as such stockholder did immediately prior to the reverse stock split.

     The Company may be referred to as a "shell corporation." The Company's current principal business activity is to seek a suitable reverse acquisition candidate through acquisition, merger or other suitable business combination method.

     The Company has very limited capital, and it is unlikely that we will be able to take advantage of more than one such business opportunity. We intend to seek opportunities demonstrating the potential of long-term growth. At the present time, we have not identified any business opportunity that we plan to pursue, nor have we reached any agreement or definitive understanding with any person concerning an acquisition.

     No assurance can be given that we will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions. Furthermore, no assurance can be given that any acquisition, which does occur, will be on terms that are favorable to the Company or its current stockholders.

CONSENT REQUIRED

     Approval of the reverse stock split and the amendment to our articles of incorporation required the consent of the holders of a majority of the outstanding shares of our common stock, as of the Record Date. The Majority Stockholder, who owned approximately 71.4% of the outstanding shares of our common stock as of the Record Date, has given its consent to the amendment, and, accordingly, the requisite stockholder approval for this action was obtained by the execution of the Majority Stockholder's written consent in favor of the action. We do not intend to seek additional stockholder approval prior to the effectiveness of this action. This Information Statement is being mailed to you solely for your information. We are not providing you with a proxy and you are not requested to send a proxy.

AMENDMENT TO ARTICLES OF INCORPORATION

     Our Articles of Incorporation will be amended to effect the 1-for-48 reverse stock split on May 17, 2007 or as soon thereafter as practicable. The amendment to our articles of incorporation will be in substantially the same form as that attached hereto as Exhibit "A."

CERTAIN RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

     There is no assurance that once the reverse stock split is effected we will be able to consummate a business combination.

     Although our common stock is currently quoted on the OTC Bulletin Board under the symbol "MKAQ," there is no active or liquid trading market for our common stock and there can be no assurance that an active or liquid trading market will develop in the future. As such, we are not able to predict what, if any, impact the reverse stock split will have on the market or market price for our common stock. The bid quotation per new share of our common stock after the reverse stock split (the "New Shares") may not rise or remain constant in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split ("Old Shares"). Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. In the future, the bid price of our common stock following the reverse stock split may not equal or exceed the bid price prior to the reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

CORPORATE MATTERS.

     The reverse stock split will be effected simultaneously for all of our common stock and the exchange ratio will be the same for all of our common stock. No stockholder shall receive fewer than one round lot, or 100 shares as a result of the reverse stock split and any fractional shares shall be rounded to the nearest whole share. Except for any changes as a result of the treatment of fractional shares, following the reverse split, each stockholder who owns 48 or more shares will hold the same percentage of common stock outstanding immediately following the reverse stock split as such stockholder did immediately prior to the reverse stock split.

     The reverse stock split will affect all stockholders uniformly and will not affect materially such stockholders' percentage ownership interests in the Company except for immaterial adjustments resulting from the minimum round lot requirement and the treatment of fractional shares. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. Following the reverse stock split, we will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

FRACTIONAL SHARES.

     No scrip or fractional certificates will be issued in connection with the reverse stock split. Instead, any fractional share that results from the reverse stock split will be rounded up to the next whole share. This is being done to avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock as a result of the reverse stock split.

AUTHORIZED SHARES.

     As of the Record Date, we had 100,000,000 shares of common stock authorized and 84,033,600 shares of common stock outstanding. Although the number of shares of common stock we are authorized to issue will not change as a result of the reverse stock split, the number of shares of our common stock issued and outstanding will be reduced to a number that will be approximately equal to the number of shares of common stock issued and outstanding immediately prior to the effectiveness of the reverse stock split divided by 48. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of common stock may also be diluted.

ACCOUNTING MATTERS.

     The reverse stock split will not affect the par value of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the reverse stock split ratio and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will also change because there will be fewer shares of our common stock outstanding.

POTENTIAL ANTI-TAKEOVER EFFECT.

     Although, the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of us with another company), the reverse stock split is not a response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it part of a plan by our management to recommend a series of similar amendments to our Board of Directors and stockholders.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

     Approximately 20 days after this Information Statement has first been sent or given to stockholders, we will file an amendment to our Articles of Incorporation in the form approved by our Majority Stockholder with the Secretary of State of the State of Nevada. The reverse stock split is estimated to become effective on May 17, 2007, which is referred to below as the "effective time." Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

        Our transfer agent, Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034, Telephone: (469) 633-0101, is acting as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares may surrender certificates representing Old Shares for certificates representing New Shares in accordance with the procedures set forth in the letter of transmittal accompanying this Information Statement. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. The Company will pay all fees, including the transfer agent's fee, associated with certificate exchange and delivery.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S).

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

     EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

                                 STOCK OWNERSHIP

     The following table sets forth information as of the Record Date, and as adjusted to give effect to the reverse stock split, regarding the beneficial ownership of our common stock (i) by each person or group known by our management to own more than 5% of the outstanding shares of our common stock,
(ii) by our sole director and executive officer, and (iii) by all our directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

                                                        Number of                             Percentage of
                                               Shares Beneficially Owned                   Outstanding Shares
                                             ------------------------------       ----------------------------------
                                               Before              After          Before Reverse      After Reverse
           Name                              Stock Split        Stock Split       Stock Split (1)     Stock Split (2)
           ----                              -----------        -----------       ---------------     ---------------
PRINCIPAL STOCKHOLDERS
Halter Financial Investments, L.P. (3)       60,000,000          1,250,000             71.4%               71.4%
12890 Hilltop Road
Argyle, Texas 76226

EXECUTIVE OFFICERS AND DIRECTORS
Timothy P. Halter (3)                        60,000,000          1,250,000             71.4%               71.4%
All Officers and Directors
 as a group (1 Person) (3)                   60,000,000          1,250,000             71.4%               71.4%

----------
(1) In determining the percent of voting stock owned by a person before the reverse stock split, the numerator is the number of shares of common stock beneficially owned by the person and the denominator is 84,033,600, the number of shares of our common stock outstanding on the Record Date.

(2) In
     determining the percent of voting stock owned by a person after the reverse stock split, the numerator is the number of shares of common stock beneficially owned by the person as adjusted to give effect to the reverse stock split and the denominator is 1,750,700, the approximate number of shares of our common stock that will be outstanding after the reverse stock split.

(3) Halter Financial Investments, L.P. ("HFI") is a Texas limited partnership of which Halter Financial Investments GP, LLC, a Texas limited liability company ("HFI GP"), is the sole general partner and TPH Capital, L.P., Bellfield Capital Partners, L.P., Colhurst Capital, L.P. and Rivergreen Capital, LLC are its members. The limited partners of HFI are: (i) TPH Capital, L.P., a Texas limited partnership of which TPH Capital GP, LLC, a Texas limited liability company ("TPH GP"), is the general partner and Timothy P. Halter is the sole member of TPH GP; (ii) Bellfield Capital
     Partners, L.P., a Texas limited partnership of which Bellfield Capital Management, LLC, a Texas limited liability company ("Bellfield LLC"), is the sole general partner and David Brigante is the sole member of Bellfield LLC; (iii) Colhurst Capital LP, a Texas limited partnership of which Colhurst Capital GP, LLC, a Texas limited liability company ("Colhurst LLC"), is the general partner and George L. Diamond is the sole member of Colhurst LLC; and (iv) Rivergreen Capital, LLC, a Texas limited liability company ("Rivergreen LLC"), of which Marat Rosenberg is the sole member. As a result, each of the foregoing persons may be deemed to be a beneficial owner of the shares held of record by HFI.

                        ADDITIONAL AVAILABLE INFORMATION

     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, Washington, D.C. 20549 or may be accessed at www.sec.gov.

Exhibit A to 14C Information Statement of Marketing Acquisition Corporation

DEAN HELLER
Secretary of State
204 North Carson Street, Suite I
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)
                                              ABOVE SPACE IS FOR OFFICE USE ONLY
Important: Read attached instructions before completing form.

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.386 and 78.390 - After Issuance of Stock)

1. Name of corporation: Marketing Acquisition Corporation.

2. The articles have been amended as follows (provide article numbers, if available):

At the effective time of this Amendment, the Corporation shall effect a reverse split in its issued and outstanding shares of Common Stock so that the 84,033,600 shares currently issued and outstanding shall be reverse split, or consolidated, on a 1-for-48 basis, and stockholders shall receive one share of the Corporation's post-split Common Stock, $0.001 par value, for each 48 shares of Common Stock, $0.001 par value, held by them on the effective date of the reverse split. No stockholder shall receive less than one round lot, or 100 shares of the Corporation's common stock, as a result of such reverse stock split No scrip or fractional shares will be issued in connection with the reverse split and any fractional interests will be rounded up to the nearest whole share. The reverse split will not result in any modification of the rights of stockholders, and will have no effect on the stockholders' equity in the Corporation except for a transfer from stated capital to additional paid-in capital. All shares returned to the Corporation as a result of the reverse split will be canceled and returned to the status of authorized and unissued shares. Except as specifically provided herein, the Corporation's Articles of Incorporation shall remain unmodified and shall continue in full force and effect.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

The amendment was approved by the written consent of stockholders holding 60,000,000 shares of the Corporation's Common Stock, which constituted 71.4% of the 84,033,600 shares of the Corporation's Common Stock that were issued and outstanding on April 23, 2007, the record date.

4. Effective date of filing (optional): May 17, 2007.
                 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):
                                     -------------------------------------------
                                     Timothy P. Halter, Chief Executive Officer,
                                     President and Chief Financial Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees
                                  Nevada Secretary of State AM 78.386 Amend 2003 Revised on: 09/29/05